Exhibit 10.2

DATE:	MARCH 29, 2013

FROM:	THIRD EYE CAPITAL CORPORATION

TO:	MR. ERIC McAFEE, CHAIRMAN & CEO
AEMETIS ADVANCED FUELS KEYES, INC.

Reference is made to the Amended and Restated Note Purchase Agreement made as of July 6,

2012 (as amended, restated, supplemented, revised, or replaced from time to time, the “NPA”) by and among Aemetis Advanced Fuels Keyes, Inc. (“AEAFK”), Aemetis, Inc. (the “Parent”), and Third Eye Capital Corporation, as agent for certain Noteholders (“Agent”). Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

You have requested, and we have agreed to arrange, a special bridge advance of Revolving Notes in the amount of $2,000,000 (the “Special Bridge Advance”) on the following terms:

1.
The Special Bridge Advance shall be mandatorily redeemed by the Borrowers, together with all accrued and unpaid interest thereon, upon the earlier of (a) the completion by any Company Party of an equity offering of Capital Stock that results in gross proceeds of at least $7,000,000 in the aggregate from the date hereof; and (b) August 22, 2013.

2.
The Special Bridge Advance shall comprise a Non-Revolving Portion of the Revolving Notes, and may not be re-issued once redeemed. Only the TEC Insight Fund Purchaser will make the Special Bridge Advance.

3.
The closing of the Special Bridge Advance shall be conditional upon, inter alia, the following: (a) there being no breach or default occurring under the NPA; (b) the Chairman shall have delivered additional collateral, in the form of pledges and security interests in his personal assets, satisfactory to the Agent in its sole discretion; (c) the Agent shall have received reaffirmation of all guaranties pursuant to the NPA; (d) the Agent shall have received payment of the fees and other share consideration contemplated hereby.

4.
The Borrowers agree to pay the Agent $300,000 as a placement fee, which shall be deemed to be fully earned and non-refundable on the date hereof, and payable upon the closing of the Special Bridge Advance.

5.
In consideration of providing the Special Bridge Advance, the Parent shall issue one million common shares of its Capital Stock in favor of the TEC Insight Fund Purchaser upon the closing of the Special Bridge Advance.

6.	The closing of the Special Bridge Advance is subject to satisfactory documentation made among the parties.

DATED this 29th day of March, 2013.

THIRD EYE CAPITAL CORPORATION

By:           /s/ Arif N. Bhalwani
Name:           Arif N. Bhalwani
Title:           Managing Director

AGREED AND ACCEPTED this 15th day of April, 2013.

AEMETIS ADVANCED FUELS KEYES, INC.

By: /s/ Eric A. McAfee
Name:           Eric A. McAfee
Title:           Chief Executive Officer

AEMETIS, INC.

By: /s/ Eric A. McAfee
Name:           Eric A. McAfee
Title:           Chief Executive Officer

/s/ Eric McAfee
ERIC McAFEE